SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)
Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

WOLF RESOURCES, INC.
 (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

WOLF RESOURCES INC.
3500 Carillon Point
Kirkland, WA 98033

(Definitive)
April 6, 2010

Copies to:
Gregg E. Jaclin, Esq.
Kristina L. Trauger, Esq.
Gary S. Eaton, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Wolf Resources, Inc., a Nevada Corporation (the “Company”), to notify such Stockholders of the following:

(1)
On or about March 25, 2010, the Company received written consents in lieu of a meeting of Stockholders from holders of 27,044,620 common shares and 1,500,000 Series B Preferred Stock representing approximately 81.68% of the total eligible votes (the "Majority Stockholder") authorizing the Company to change its name to AISystems, Inc., no other votes are required or necessary (the “Name Change”).

(2)
On or about March 25, 2010, the Company received written consents in lieu of a meeting of Stockholders from the Majority Stockholder approving the appointment of the following individuals as members of the Company’s Board of Directors (the “Board”) to hold office until the next annual meeting: Stephen C. Johnston(Chairman), Steven Frankel and James Beatty.

(3)
On or about March 25, 2010, the Company received written consents in lieu of a meeting of Stockholders from the Majority Stockholder authorizing the Board to amend our Articles of Incorporation in the State of Nevada to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to Three Hundred million (300,000,000) shares of common stock at par value of $0.001 with no preemptive rights.

On March 25, 2010, the Board approved the Name Change, the election of the new Board, subject to Stockholder approval and the increase in our authorized shares.  The Majority Stockholder approved the actions by written consent in lieu of a meeting on March 25, 2010.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.  The Board has fixed the close of business on March 25, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.  Each Series B Preferred Stock entitles the holder to 400 votes on all matters submitted to a vote of stockholders of the Company.  However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about April 5, 2010 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended January 31, 2010;
2.	Quarterly Report on Form 10-Q for the quarter ended October 31, 2009;
3.	Quarterly Report on Form 10-Q for the quarter ended April 30, 2009; and
4.	Annual Report on Form 10-K for the year ended July 31, 2009.

OUTSTANDING VOTING SECURITIES

As of March 25, 2010, the Company had 90,714,523 shares of Common Stock issued and outstanding and 1,692,240 shares of Series B Preferred Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.  Each share of Series B Preferred Stock is entitled to 400 votes on all matters submitted for Stockholder approval.

On March 25, 2010, the Majority Shareholder held 27,044,620 shares (or approximately 29.8% of the 90,714,523 shares of Common Stock then outstanding, each with 1 vote) and 1,500,000 Series B Preferred shares (or approximately 88.6% of the 1,692,240  shares of Series B Preferred shares then outstanding, each with 400 votes, and combined with the 27,044,620 votes from Common Stock, representing approximately 81.68% of the total eligible votes ) executed and delivered to the Company a written consent approving the actions set forth herein.  Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock and Series B Preferred Stock  owned on March 25, 2010, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

As of the date of filing, we have 90,714,523 shares of Common Stock and 1,692,240 shares of Wolf Preferred Stock.

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class Before Offering(1)
Dynamic Intelligence, Inc.	27,044,620	29.81%
Merus Capital I, LP	7,418,494	8.18%
Stephen C. Johnston	239,418(3)	0.26%
Gary Clifford	195,365(2)(3)	0.22%
Salil Munjal	206,859(3)	0.23%
Charles Mawby	0	0.00%
D. Kordell Fournier	0	0.00%
Steven Frankel	0	0.00%
James Beatty	0	0.00%
All Officers and Directors as a group (7 individuals)	641,642	0.71%

(1)	Based on 90,714,523 shares of Common Stock issued and outstanding.
(2)	Mr. Clifford is not the beneficial owner of 200,000 common shares.
(3)	Restricted Common Stock.

Series B Preferred Stock

The following table sets forth certain information regarding our Series B Preferred stockholders beneficially owned as of March 25, 2010, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Series B Preferred Stock of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.  As of the date of filing, we have 1,692,240 shares of Series B Preferred Stock.  Each share of Series B Preferred Stock entitles the holder to 400 votes on all matters submitted to a vote of stockholders of the Company.

Name of Beneficial Owner	Number of Series B Shares Owned	Percent of Class Before Offering(1)
Dynamic Intelligence, Inc.	1,500,000	88.64%
Stephen C. Johnston	0	0
Gary Clifford	0	*
Salil Munjal	0	*
Charles Mawby	0	0
D. Kordell Fournier	0	0
Steven Frankel	0	0
James Beatty	0	0
All Officers and Directors as a group (8 individuals)	0	*

*  Less than 1%.
(1)	Based on 1,692,240 shares of Series B Preferred Stock issued and outstanding.

DISSENTER’S RIGHTS OF APPRAISAL

Section 78.3793 of Nevada Revised Statue (“NRS”) which provides dissenting shareholders with rights to obtain payment of the fair value of his/her shares in the case of control share acquisition is not applicable to the matters disclosed in this Information Statement.  Accordingly, dissenting shareholders will not have rights to appraisal in connection with the amendment to the Articles of Incorporation discussed in this Information Statement.

AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

On March 25, 2010, the Majority Stockholder took action by written consent to change our Company’s name from Wolf Resources, Inc. to AISystems, Inc.

Our Board has authorized the change in our Company’s name to AISystems, Inc., to more correctly reflect the business operations of our subsidiary Airline Intelligence Systems Inc. (“AISystems”).  The Board believes that the name change better reflects the nature of the Company’s current and anticipated operations.  The Company had operated under the name Wolf Resources, Inc. which reflected the Company’s prior business of resource mining operations.  With the reverse merger of AISystems, in March 2010, AISystems became the successor issuer to Wolf Resources, Inc. and the operations of AISystems became that of the Company.

We intend to file the Amendment to the Articles of Incorporation with the Secretary of the State of Nevada promptly after the twentieth day after the date this Information Statement has been sent to the stockholders of the Company.  With the approval of our Majority Stockholder, the amended Articles will become effective upon their filing with the Secretary of State of Nevada.

ELECTION OF A NEW BOARD OF DIRECTORS

Our stockholders elect the members of the Board annually.  The nominees have consented to their election to the Board.  On March 19, 2010, in conjunction with our reverse merger transaction with AISystems the Board appointed Stephen C Johnston (Chairman), Steven Frankel and James Beatty to the Company’s Board to hold office until the next annual meeting.

On March 25, 2010, the Majority Stockholder approved the appointment of Stephen C. Johnston, Steven Frankel and James Beatty to the Board to hold office until the next annual stockholder’s meeting in accordance with the Nevada Revised Statutes.

The following information is provided regarding the new members that have been elected to the Board.

Stephen Johnston

Stephen is the business force that has driven AISystems since inception.  His expertise in financing, team building and customer acquisition is evidenced by the success AISystems has had to date.  He is an entrepreneur who has founded a number of private and publicly-traded companies in the telecommunications and healthcare sectors.  Previously, Stephen was the President and CEO of Genetic Diagnostics Inc., a pioneer in the detection of genetic anomalies.  He holds a B.Eng. in Mechanical Engineering from the Technical University of Nova Scotia and a B.Sc. in Mathematics & Physics from Mount Allison University.

Steven Frankel – Director

Steven has served in top-level executive positions in the medical diagnostics industry over a 30-year period.  He is currently CEO of ACON Laboratories, Inc. a leading company in the medical diagnostics market, and served as its President from 2004 to 2006. From October 2006 to October 2008 he was with Accumetrics Inc. a privately held medical device company where he held the position of CEO and board member until rejoining ACON. Prior, he was Principal of Frankel Merchant Group and advised healthcare companies regarding business strategy, mergers, and acquisitions. From 1992 to 1998 he was CEO of Quidel Corporation, a manufacturer of physicians’ office diagnostic tests. Steven spent a large portion of his career as President of various divisions of Becton, Dickinson and Company, a Fortune 500 company, from 1979 to 1992. Mr. Frankel attended the Executive Program at Stanford University and received his BA in Philosophy with Honors from Clark University.

James Beatty – Director

James is the President and founder of Trinity Corporation, an independent merchant bank located in Toronto focused on providing growth capital to small and medium-sized companies that has completed over 150 deals valued at almost $1 billion since 1982.

With over thirty years experience in the investment industry, James has served in top-level positions on more than 30 company boards in Canada and the United States.  He has customarily chaired the Audit Committee or Compensation Committee, and he presently sits on three company boards.

Since May 2006, James has served as the Executive Chairman of Consorteum Holdings, an electronic transaction processing and management services company in the financial services, payment and transaction processing industries.  From January 2005 to the present, he has also been the Chairman of Canary Resources Inc., a U.S. publicly traded coal bed methane company.  From March 2006 until June 2008, he served as Chairman of First Metals Inc., a Canadian base metals producer listed on the Toronto Stock Exchange.  From June 2007 to the present, James has been Chairman of Bronte Renewables Group S.A. a private renewable merchant bank.

James earned a MBA and MA from the University of Toronto.  He is past president of the Association for Corporate Growth and is a frequent guest lecturer at York University and the University of Toronto.

Mr. Beatty qualifies as an audit committee financial expert under Item 407(d)(5)(ii) and (iii) of Regulation S-K.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be one hundred million (100,000,000) shares of common stock with no preemptive rights, $0.001 par value.  On March 25, 2010, the Board approved an amendment to the Articles of Incorporation to authorize Three-hundred million (300,000,000) shares of common stock.  Each share of common stock is entitled to one vote.  The Board is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the common stock or preferred stock.  These additional shares of common stock will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.  On March 25, 2010, the Majority Stockholder approved the amendment by written consent.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize two hundred million (200,000,000) additional shares of common stock.  If the Board deems it to be in the best interests of the Company and the stockholders of the Company to issue additional shares of common stock in the future from authorized shares, the Board generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the actions stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April 26, 2010.

By Order of the Board /s/ Stephen C. Johnston Stephen C. Johnston President, CEO & Chairman of the Board